EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard International Equity Funds
File Number: 811-5972
Registrant CIK Number: 0000857489


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1

SEC Identifier S000005787(Vanguard European Stock Index Fund)
Class 1 SEC Identifier C000015903
Class 2 SEC Identifier C000015904
Class 3 SEC Identifier C000015905
Class 4 SEC Identifier C000015906
Class 5 SEC Identifier C000038995


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $233,922
2. Dividends for a second class of open-end company shares                                                          $66,666
3. Dividends for a third class of open-end company shares                                                           $34,019
4. Dividends for a fourth class of open-end company shares                                                          $99,626
5. Dividends for a fifth class of open-end company shares							    $9,876

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.982
        2. Dividends from a second class of open-end company shares                                                 $2.382
        3. Dividends from a third class of open-end company shares                                                  $1.008
	4. Dividends from a fourth class of open-end company shares                                                 $1.912
	5. Dividends from a fifth class of open-end company shares                                                  $0.923

Item 74

U)      1. Number of shares outstanding                                                                              268,984
        2. Number of shares outstanding for a second class of shares of open-end company shares                      28,406
        3. Number of shares outstanding for a third class of shares of open-end company shares                       40,646
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      54,889
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                       10,797

V)      1. Net asset value per share (to the nearest cent)                                                           24.84
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              58.29
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               24.86
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              46.64
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)               22.56


Series 2

SEC Identifier S000005788(Vanguard Pacific Stock Index Fund)
Class 1 SEC Identifier C000015907
Class 2 SEC Identifier C000015908
Class 3 SEC Identifier C000015909
Class 4 SEC Identifier C000015910
Class 5 SEC Identifier C000038996


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $79,032
2. Dividends for a second class of open-end company shares                                                          $23,652
3. Dividends for a third class of open-end company shares                                                           $14,225
4. Dividends for a fourth class of open-end company shares                                                          $35,958
5. Dividends for a fifth class of open-end company shares                                                           $4,529

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.256
        2. Dividends from a second class of open-end company shares                                                 $1.760
        3. Dividends from a third class of open-end company shares                                                  $0.269
	4. Dividends from a fourth class of open-end company shares                                                 $1.421
	5. Dividends from a fifth class of open-end company shares                                                  $0.611

Item 74

U)      1. Number of shares outstanding                                                                              347,214
        2. Number of shares outstanding for a second class of shares of open-end company shares                      14,012
        3. Number of shares outstanding for a third class of shares of open-end company shares                       63,077
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      27,377
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                       7,360

V)      1. Net asset value per share (to the nearest cent)                                                           10.19
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              66.65
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               10.20
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              53.92
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)               23.15


Series 3

SEC Identifier S000005786(Vanguard Emerging Markets Stock Index Fund)
Class 1 SEC Identifier C000015900
Class 2 SEC Identifier C000015901
Class 3 SEC Identifier C000015902
Class 4 SEC Identifier C000035633
Class 5 SEC Identifier C000038994

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $92,803
2. Dividends for a second class of open-end company shares                                                          $38,489
3. Dividends for a third class of open-end company shares                                                           $6,752
4. Dividends for a fourth class of open-end company shares                                                          $26,615
5. Dividends for a fifth class of open-end company shares                                                           $258,615

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.314
        2. Dividends from a second class of open-end company shares                                                 $0.445
        3. Dividends from a third class of open-end company shares                                                  $0.428
	4. Dividends from a fourth class of open-end company shares                                                 $0.349
	5. Dividends from a fifth class of open-end company shares                                                  $0.545

Item 74

U)      1. Number of shares outstanding                                                                             317,589
        2. Number of shares outstanding for a second class of shares of open-end company shares                     90,895
        3. Number of shares outstanding for a third class of shares of open-end company shares                      16,910
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                     94,873
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                      580,423

V)      1. Net asset value per share (to the nearest cent)                                                          26.61
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             35.01
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              33.68
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)             26.65
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)              42.12


Series 4

SEC Identifier S000015871 (Vanguard FTSE All-World ex-US Index Fund)
Class 1 SEC Identifier C000043571
Class 2 SEC Identifier C000043573
Class 3 SEC Identifier C000043572

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $15,131
2. Dividends for a second class of open-end company shares                                                          $39,424
3. Dividends for a third class of open-end company shares                                                           $95,039

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.321
        2. Dividends from a second class of open-end company shares                                                 $1.758
        3. Dividends from a third class of open-end company shares                                                  $0.863

Item 74

U)      1. Number of shares outstanding                                                                             66,994
        2. Number of shares outstanding for a second class of shares of open-end company shares                     31,313
        3. Number of shares outstanding for a third class of shares of open-end company shares                      128,622

V)      1. Net asset value per share (to the nearest cent)                                                          17.16
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             86.05
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              43.66


Series 5

SEC Identifier S000022482 (Vanguard Total World Stock Index Fund)
Class 1 SEC Identifier C000065037
Class 2 SEC Identifier C000065039
Class 3 SEC Identifier C000065038

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $2,072
2. Dividends for a second class of open-end company shares                                                          $292
3. Dividends for a third class of open-end company shares                                                           $9,007

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.245
        2. Dividends from a second class of open-end company shares                                                 $1.351
        3. Dividends from a third class of open-end company shares                                                  $.662

Item 74

U)      1. Number of shares outstanding                                                                             11,559
        2. Number of shares outstanding for a second class of shares of open-end company shares                     254
        3. Number of shares outstanding for a third class of shares of open-end company shares                      15,411

V)      1. Net asset value per share (to the nearest cent)                                                          18.04
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             90.46
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              44.26


Series 6

SEC Identifier S000025074 (Vanguard FTSE All-World ex-US Small-Cap Index Fund)
Class 1 SEC Identifier C000074579
Class 2 SEC Identifier C000074580
Class 3 SEC Identifier C000074581

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $739
2. Dividends for a second class of open-end company shares                                                          $83
3. Dividends for a third class of open-end company shares                                                           $3,872

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.314
        2. Dividends from a second class of open-end company shares                                                 $1.655
        3. Dividends from a third class of open-end company shares                                                  $.917

B)      1. Distributions of capital gains                                                                           $.209
        2. Distributions of capital gains from a second class of open-end company shares                            $1.046
        3. Distributions of capital gains from a third class of open-end company shares                             $.547


Item 74

U)      1. Number of shares outstanding                                                                             3,771
        2. Number of shares outstanding for a second class of shares of open-end company shares                     51
        3. Number of shares outstanding for a third class of shares of open-end company shares                      5,834

V)      1. Net asset value per share (to the nearest cent)                                                          32.88
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             164.78
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              86.20


